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                                              EXHIBIT 1.  UNDERWRITING AGREEMENT

                             UNDERWRITING AGREEMENT

     This Underwriting Agreement is made by and between Alanar Real Estate Investment Trust Series 1 Corporation, an Indiana corporation (the "Company") and Alanar Incorporated, a Georgia corporation (the "Underwriter").

     The Underwriter will use its best efforts to sell, for the account of the Company, a minimum of 500,000 shares of the Company, and a maximum of 2.5 million shares at a price of $10.00 per share.

     Therefore, the Company and the Underwriter agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     1.01. Definitions. For purposes of this Underwriting Agreement,

     (a) "Company" means Alanar Real Estate Investment Trust Series 1 Corporation, an Indiana corporation.

     (b) "Commission" means the United States Securities and Exchange
     Commission.

     (c) "Effective Date" means the date as of which the registration statement for the Company's initial public offering of shares is declared effective by the Commission.

     (d) "Escrow Account" means the account established by the Company with the Escrow Agent.

     (e) "Escrow Agent" means Fifth Third Bank.

     (f) "Escrow Agreement" means the escrow agreement between the Escrow Agent and the Company attached as Attachment "A" to this Underwriting Agreement.

     (g) "Initial Closing" means a transaction to occur between the Company and the Underwriter as soon as practicable after the Underwriter has received Subscription Agreements for a dollar amount equal to or exceeding the minimum offering set out in the prospectus for the offering.

     (h) "Offering Period" means the period of time commencing on the Effective Date and ending on the earlier of two years after the Effective Date or the date the maximum offering set out in the prospectus has been sold.

     (i) "Securities Act" means the Securities Act of 1933, as amended.


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     (j) "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (k) "Subscription Agreement" means the subscription agreement included in the prospectus.

     (l) "Underwriter" means Alanar Incorporated, a Georgia corporation.

     (m) "Underwriting Agreement" means this underwriting agreement.


                                    ARTICLE 2
            REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY

     2.01. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with the Underwriter that:

     (a) The Company has prepared and filed with the Commission a registration statement (File No. 333-111422) on Form S-11 and may prepare and file one or more amendments to such registration statement covering the registration of the shares under the Securities Act of 1933, and proposes to file, prior to the effective date of such registration statement, an amendment to such registration statement, including a final prospectus.

     (b) When the registration statement shall become effective and at all times subsequent to such date up to and including the termination of the Offering Period, and, when any post effective amendment of the registration statement shall become effective, the registration statement (and any post effective amendment of it) will fully comply with the applicable provisions of the Securities Act and the rules adopted pursuant to such act, and the registration statement will not contain any untrue statement of a material fact and will not omit to state any material fact required to be stated in such registration statement or necessary in order to make the statement in such registration statement not misleading, and when the registration statement shall become effective and at all times subsequent to such date up to and including the termination of the Offering Period, the prospectus (and the prospectus as amended or supplemented, if the Company shall have filed with the Commission any amendment of the registration statement or supplement to the prospectus) will fully comply with the provisions of the Securities Act and the rules adopted pursuant to such act and will not contain any untrue statement of a material fact and will not omit to state any material fact required to be stated in such documents or necessary in order to make the statements in such documents, in the light of the circumstances under which they were made, not misleading; except that the foregoing does not apply to statements or omissions in the registration statement or the prospectus, or any amendment or supplement to such documents, based upon written information furnished to the Company by the Underwriter specifically for use in such documents.

     (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Indiana and has full power and authority to



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     own its properties and conduct its business as described in the prospectus and as being conducted.

     (d) The shares have been duly authorized, and when issued and delivered as contemplated by this Underwriting Agreement, will have been validly issued and will be fully paid and nonassessable, and conform to the description of such shares contained in the prospectus. Any certificates used to evidence the shares will be in due and proper form. No further approval or authority of the shareholders or the board of directors of the Company will be required for the issuance and sale of the shares as contemplated in this Underwriting Agreement.

     (e) This Underwriting Agreement and the Escrow Agreement have each been duly authorized, executed and delivered by the Company and each of this Underwriting Agreement and the Escrow Agreement constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms and is in all respects in full compliance with all applicable provisions of the Securities Act.

     (f) The execution and delivery of this Underwriting Agreement and the Escrow Agreement and the performance by the Company under this Underwriting Agreement will not conflict with, result in a breach or violation of or constitute a default under any agreement or instrument to which the Company is a party or the articles or by-laws of the Company or any law, order, rule, regulation, decree or injunction of any jurisdiction, court or governmental agency or body, and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the performance by the Company of this Underwriting Agreement or the Escrow Agreement or the consummation by the Company of the transactions contemplated by this Underwriting Agreement or such other agreements, except such as may be required under the Securities Act, or state securities laws.

     (g) The prospectus and the preliminary prospectus as originally filed or as amended and supplemented, if the Company shall have filed with the Commission any amendment of such prospectus or supplement to such prospectus, will fully comply with the applicable provisions of the Securities Act and the rules adopted pursuant to such Act and will not contain any untrue statement of a material fact and will not omit to state any material fact required to be stated in such prospectus or necessary in order to make the statements in such prospectus, in light of the circumstances under which they were made, not misleading.

     (h) The Company has not given any information or made any representation in connection with the offering of the shares, written or oral, other than as contained in the prospectus or preliminary prospectus.

                                    ARTICLE 3
                         OFFERING AND SALE OF THE SHARES

     3.01. Offering and Sale of the Shares. The Company appoints the Underwriter as its



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exclusive agent to effect sales of the shares for the account of the Company at the offering price of $10.00 per share and upon the other terms and conditions set out in this Underwriting Agreement and in the prospectus, and the Underwriter agrees to use its best efforts as such agent to sell the shares during the term of the Offering Period upon the terms and conditions in this Underwriting Agreement and in the prospectus.

     3.02. Contingent Deferred Sales Commissions. As follows, the Company shall pay the Underwriter contingent deferred sales commissions of 15% of the gross proceeds of the offering of shares contemplated by this Underwriting Agreement:

     (a) Commencing with the Initial Closing, the Company shall pay the Underwriter a sales commission of 5% of the gross proceeds of each share sold in the offering.

     (b) In the case of each share sold in the offering, on the first and second anniversaries of the initial commission payment set out in Section 3.02(a) of this Underwriting Agreement, the Company shall pay the Underwriter an additional 5% of the gross proceeds of the sale of such share.

     (c) Notwithstanding the provisions of Section 3.02(b) of these Bylaws, if a purchaser of a share in the offering redeems such share, the redemption value of such share shall be reduced by the amount of any unpaid contingent deferred commissions to be paid on such share. Upon such redemption, such unpaid contingent deferred sales commissions shall be paid by the Company to the Underwriter.

     3.03. Termination. The offering will terminate and all amounts paid by applicants to purchase shares will be promptly returned to them with interest as provided in the prospectus and the Escrow Agreement:

     (a) If subscriptions for at least 500,000 shares have not been received within the Offering Period;

     (b) At any time by agreement of the Company and the Underwriter; or

     (c) This Underwriting Agreement shall be terminated as provided by its terms.


     3.04. Compliance with Escrow Agreement. The Underwriter acknowledges that it is a party to the Escrow Agreement. The Underwriter will promptly upon receipt deliver all cash and checks received by the Underwriter from applicants to purchase shares to the Escrow Agent. Such cash or checks will be accompanied by one executed copy of the Subscription Agreement. All such cash or checks and executed copies of Subscription Agreement are to be deposited by the Escrow Agent, pursuant to the Escrow Agreement, in the Escrow Account. All checks received by the Company from applicants to purchase shall be made payable to "Fifth Third Bank, as Escrow Agent for Alanar Real Estate Investment Trust Series 1 Corporation." The Underwriter will promptly deliver to the Company one photocopy of each Subscription Agreement deposited in the Escrow Account. Promptly after receipt of a Subscription Agreement and the funds for such Subscription Agreement by the Escrow Agent and delivery of a copy of the Subscription Agreement, the Company will mail an



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interim receipt, in the form attached as Attachment "A" to the Escrow Agreement, to each such applicant to purchase for the amount deposited in the Escrow
Account on behalf of such applicant to purchase. Any entity selected by the Underwriter to process orders for shares on behalf of applicants to purchase may deliver cash or checks and Subscription Agreements received from such applicants directly to the Escrow Agent and deliver a photocopy of Subscription
Applications so received directly to the Company.

     The Underwriter shall have the right to refuse to forward to the Escrow Agent any Subscription Agreement, and in such event the Underwriter shall promptly remit all funds received by it to the person on whose behalf such funds were submitted to it.

                                    ARTICLE 4
                                 INITIAL CLOSING

     4.01. Initial Closing. The Initial Closing shall include the following:

     (a) Satisfaction of the conditions set out in Section 7.01 of this Underwriting Agreement;

     (b) Payment for the shares to the Company by release of funds from the Escrow Account and delivery to the Company of properly completed and executed Subscription Agreements to each purchaser;

     (c) Payment of interest earned on amounts held in the Escrow Account to respective purchasers as set out in the Escrow Agreement; and

     (d) Payment by the Company to the Underwriter, out of the funds held in the Escrow Account, of the commissions set out in Section 3.02(a) of this Underwriting Agreement for each share sold.

                                    ARTICLE 5
                     COVENANTS AND AGREEMENTS OF THE COMPANY

     5.04. Covenants of the Company. The Company covenants and agrees with the Underwriter that:

     (a) The Company will use its best efforts to cause the registration statement as filed and any subsequent amendments to such registration statement to become effective as promptly as possible and will notify the Underwriter immediately and confirm in writing of the following:

          (i) When the registration statement and any amendment to such registration statement shall have become effective or any supplement to the prospectus or any amended prospectus shall have been filed;

          (ii) Of any request by the Commission for any amendment to the registration



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          statement or any amendment or supplement to the prospectus or for additional information; and

          (iii) Of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or of the institution of any proceedings for that purpose, or of the institution or threatening by the Commission of any investigation or other proceeding that might result in the suspension of the use of the prospectus, or of the suspension of the qualification of the shares for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any such purpose or for the purpose of preventing the use of or noticing a deficiency in the prospectus, any amended prospectus or any supplement to the prospectus. The Company will not file any post-effective amendment to the registration statement or supplement or amendment to the preliminary prospectus or the prospectus or, prior to the completion of the offering of the shares, make any supplement to the prospectus, unless the Underwriter shall have been advised of such amendment or supplement and shall not have reasonably disapproved such amendment or supplement.

     (b) If, prior to the termination of the Offering Period, or at any time after such date, when a prospectus relating to the shares is required to be delivered under the Securities Act any event occurs as a result of which the preliminary prospectus or the prospectus as then amended or supplemented would, in the Underwriter's judgment with the concurrence of its counsel, include an untrue statement of a material fact or omit to state any material fact necessary to make the statements in such document, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the preliminary prospectus or the prospectus to comply with the Securities Act, the Company promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance and, at the Company's expense, will prepare and furnish as many copies of any such amendment or supplement as the Underwriter may reasonably request.

     (c) Not later than sixteen months from the date of this Underwriting Agreement, the Company will make generally available to its shareholders an earnings statement covering a period of at least twelve months beginning after the effective date of the registration statement which will satisfy the provisions of Section ll(a) of the Securities Act.

     (d) The Company will furnish to the Underwriter copies of the registration statement, each related preliminary prospectus, the prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriter reasonably requests.

     (e) The Company will use its best efforts to arrange for the qualification of the shares under the laws of such jurisdictions as the Underwriter designates and will continue such qualifications in effect so long as required for the offering of the shares as contemplated in this Underwriting Agreement.



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

     (f) During the period of five years from the date of this Underwriting Agreement, the Company will furnish to the Underwriter, as soon as practicable after the end of each fiscal year, a copy of its annual report to security holders for such fiscal year, and during such period the Company will also furnish the Underwriter with the following:

          (i) As soon as available, a copy of each report or definite proxy statement of the Company filed with the Commission under the Securities Exchange Act or mailed to security holders; and

          (ii) From time to time such other information concerning the Company as the Underwriter may reasonably request.

     (g) The Company will apply the net proceeds from the sale of the shares to be sold by it under this Underwriting Agreement for the purposes set out in the prospectus.

                                    ARTICLE 6
                                    EXPENSES

     6.01. Expenses. Whether or not the transactions contemplated in this Underwriting Agreement are consummated, the Company will pay all costs and expenses incident to the performance of its obligations under this Underwriting Agreement, including, but not necessarily limited to, all costs and expenses incurred in connection with:

     (a) The issuance, sale and delivery of the shares being offered by this Underwriting Agreement (including all transfer and other taxes on such shares);

     (b) The preparation, filing, printing, and delivery of the registration statement (including all exhibits to it and documents incorporated into it by reference), the preliminary prospectus, the prospectus and any amendments of the preliminary prospectus and the prospectus and supplements to the prospectus, this Underwriting Agreement and related selling and other documents in connection with the offering;

     (c) The filing fees and expenses (including any legal fees and expenses) incurred in connection with the qualification of the shares under state securities laws and filing fees in connection with the review of the terms of the public offering of the shares by the National Association of Securities Dealers, Inc. ("NASD");

     (d) The fees, disbursements and expenses of the accountants and counsel for the Company;

     (e) All fees and expenses regarding the Escrow Agreement and Escrow Agent fees. It is understood that, except as provided in this Section 6.01, the Underwriter will pay all of its costs and expenses, including travel, telephone, advertising and legal fees and expenses relating to the offering of the shares.



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                                    ARTICLE 7
                   CONDITIONS OF THE UNDERWRITER'S OBLIGATIONS

     7.01. Condition's of the Underwriter's Obligations. The Underwriter's obligations to use its best efforts to sell the shares as provided in this Underwriting Agreement and the release of funds from the Escrow Account on the date of the Initial Closing shall be subject to the accuracy of the representations and warranties of the Company as of the date of this Underwriting Agreement and at the date of the Initial Closing, to the accuracy of the statements of the officers of the Company made pursuant to the provisions of this Underwriting Agreement, to the performance by the Company, of its respective obligations under this Underwriting Agreement and to the following additional conditions:

     (a) No stop order suspending the effectiveness of the registration statement shall have been issued and no proceedings for that purpose shall have been instituted, or, to the knowledge of the Company, shall be contemplated, by the Commission;

     (b) The Underwriter shall not have advised the Company that the registration statement or prospectus, or any amendment or supplement to such documents, contains an untrue statement of fact or omits to state a fact which, the Underwriter has concluded, after conferring with its counsel, is in either case material and in the case of an omission is required to be stated in such documents or is necessary to make the statements in such documents not misleading;

     (c) The Underwriter shall have received an opinion of counsel for the Company, effective the date of the Initial Closing, to the effect that:

          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Indiana and the Company has full corporate power and authority to own its property and conduct its business as described in the prospectus;

          (ii) The shares delivered on the Closing Date have been duly authorized and validly issued and are fully paid and nonassessable and conform to the description of such shares contained in the prospectus, the certificates used to evidence the shares are in due and proper form and all actions of the Company in connection with the offer and sale of the shares have been effected in compliance with applicable law;

          (iii) This Underwriting Agreement has been duly authorized, executed and delivered by the Company, and (assuming due authorization, execution and delivery by the Underwriter) constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws affecting enforcement of creditors rights generally and to equitable principles that may restrict the availability of remedies, except as rights to indemnity under this Underwriting Agreement may be limited under the Securities Act;



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          (iv) The Custodian Agreement and the Escrow Agreement have each been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery by the other parties to such agreements) constitute the legal, valid and binding agreements of the Company enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws affecting enforcement of creditors' rights generally and to equitable principles that may restrict the availability of remedies, and each such agreement is in all respects in full compliance with all applicable provisions of the Securities Act;

          (v) All required action has been taken by the Company under the Securities Act and the Securities Exchange Act to make the public offering and consummate the sale of the shares pursuant to this Underwriting Agreement; the issue and sale by the Company of the shares and the execution and delivery of this Underwriting Agreement, the Custodian Agreement and the Escrow Agreement by the Company and the performance by the Company of its obligations under this Underwriting Agreement and the Custodian and the Escrow Agreement will not conflict with, result in a breach of, or constitute a default under any agreement or instrument known to such counsel to which the Company is a party or any applicable law, order, rule, regulation, decree or injunction of any jurisdiction, court or governmental agency or body or the corporate charter or by-laws of the Company; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required in connection with the issuance or sale of the shares by the Company or for the performance by the Company of this Underwriting Agreement or the consummation by the Company of the transactions contemplated in this Underwriting Agreement and the Escrow Agreement or by such Agreements, except such as have been obtained under the Securities Act, and/or the Securities Exchange Act and such as may be required under state securities laws in connection with the offering of the shares as contemplated in this Underwriting Agreement;

          (vi) The Escrow Agreement, having been duly authorized, executed and delivered by its other parties and (assuming due authorization, execution and delivery by the other parties to such Escrow Agreement) constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws affecting enforcement of creditors' rights generally and to equitable principles that may restrict the availability of remedies; and the execution and delivery of this Underwriting Agreement and the Escrow Agreement and the performance by the Company of its obligations under this Underwriting Agreement and the Escrow Agreement will not conflict with, result in a breach of, or constitute a default under any agreement or instrument known to such counsel to which it is a party or any applicable law, order, rule, regulation, decree or injunction of any jurisdiction, court or governmental agency or body or the corporate charter or by-laws of the Company;



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          (vii) The registration statement and the prospectus (except as to the financial information contained in such prospectus, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission adopted under such act;

          (viii) The terms of the escrow established pursuant to the Escrow Agreement comply in all material respects with the requirements of Rule 106-9 under the Securities Exchange Act;

          (ix) The registration statement has become effective under the Securities Act, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the registration statement has been issued and no proceedings for such purposes have been instituted or are pending or contemplated under the Securities Act; and

          (x) In the course of such counsel's review and discussion of the contents of the registration statement and prospectus with certain officers and employees of the Company and its independent accountants, no facts have come to such counsel's attention which would lead such counsel to believe that either the registration statement as of its effective date or the prospectus (except as to the financial information contained in such registration statement or prospectus, as to which such counsel need express no opinion), as of its date or thereafter, contained an untrue statement of a material fact or omitted to state a material fact required to be stated in such registration statement or prospectus or necessary to make the statements in such registration or prospectus not misleading.

     (d) In rendering the opinion contemplated by Section 7.01(c) of this Underwriting Agreement, counsel for the Company may rely as to matters involving the application of laws other than the laws of the jurisdictions in which such counsel is admitted, to the extent such counsel deems proper and to the extent specified in such opinion, upon an opinion or opinions of other counsel, satisfactory to the Underwriter. The opinion of counsel for the Company shall also state that the opinion of any other counsel on whom such counsel is relying is in form and substance satisfactory to such counsel and that, in such counsel's opinion, the Underwriter and they are justified in relying on such opinion.

     (e) The Underwriter shall have received from its counsel, such opinion or opinions, dated such date of the Initial Closing, with respect to matters relating to the offering of the shares as it may reasonably request, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

     (f) The Underwriter shall have received a certificate of the chief executive officer and a principal financial or accounting officer of the Company dated as of the Initial Closing to the effect that:



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          (i) The representations and warranties in this Underwriting Agreement of the Company are true and correct as of the date of the Initial Closing with the same force and effect as if made on that date;

          (ii) The Company has performed all of its obligations under this Underwriting Agreement to be performed at or prior to the date of the Initial Closing; and

          (iii) Since the effective date of the registration statement, there has not occurred any event required to be set out in an amended or supplemented prospectus which has not been so set out, and any such amendment or supplement does not include any untrue statement of a material fact or omit to state any material fact required to be stated in such amendment or supplement or necessary to make the statements in such document not misleading.

     (g) At the time of the signing of this Underwriting Agreement and at the date of the Initial Closing, the Underwriter shall have received a letter of Bray & Associates CPA's LLC, dated the date of this Underwriting Agreement or the date of the Initial Closing, confirming that they are independent certified public accountants with respect to the Company within the meaning of the Securities Act and the rules adopted pursuant to such act and stating in effect that:

          (i) In their opinion the balance sheet included in the prospectus complies as to form in all material respects with the applicable accounting requirements of the Securities Act and the rules adopted pursuant to such act;

          (ii) On the basis of a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company responsible for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than five days prior to the date of the Initial Closing, there was any change in the capital stock or stockholders equity of the Company as compared with amounts shown on the balance sheet included in the prospectus, except for such changes as are contemplated by the prospectus and as are described in such letter; and

          (iii) They have confirmed such procedures with respect to certain information contained in the prospectus as were previously agreed upon by the Underwriter and them.

     (h) The Company shall have furnished to you such additional certificates, if any, with respect to the representations and warranties of the Company contained in this Underwriting Agreement as the Underwriter shall reasonably have requested.

     (i) Since the respective dates as of which information is given in the prospectus, there shall not have been any change, or any development involving a prospective change, in the condition (financial or otherwise) of the Company or in any pending action, suit, proceeding or investigation involving the Company whether or not arising from transactions in the ordinary course of business, that, in the Underwriter's reasonable judgment, is material and renders it impractical or inadvisable to proceed with the completion of the sale of and payment for the shares on the date of the Initial Closing.

     (j) No notice of disapproval shall have been issued or proceedings for that purpose shall have been instituted by the Commission, the NASD, or any state securities authority with respect to the distribution arrangements relating to the offering of the shares.

     (k) The Company will furnish the Underwriter with such conformed copies of such opinions, certificates, letters and documents as it reasonably requests.

                                    ARTICLE 8
                        INDEMNIFICATION AND CONTRIBUTION

     8.01. Indemnification and Contribution. The following indemnification and contribution provisions shall apply to this Underwriting Agreement:

     (a) The Company will indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which the Underwriter or such controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect losses, claims, damages or liabilities) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, the prospectus, or any amendment or supplement to such registration statement or prospectus, or any preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such document or necessary to make the statements in such document not misleading; and will reimburse the Underwriter and each such controlling person for any legal or other expenses reasonably incurred by the Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein; and provided further, that the indemnity agreement contained in this Section 8.01(a) with respect to any preliminary prospectus shall not inure to the benefit of the Underwriter (or of any person controlling the Underwriter) on account of any such losses, claims, damages, or liabilities (or actions in respect of such losses, claims or damages), arising from the sale of any of the shares to any person if the Underwriter shall have failed to send or give to such person with or prior to the delivery to the Underwriter by such person of a Subscription Agreement, a copy of the prospectus or the prospectus as amended or supplemented, if any amendments or supplements to the prospectus shall have been furnished at or prior to the time of receipt by the Underwriter of such person's subscription agreement, to the extent that any such loss, claim, damage or liability results from an untrue statement or an omission which was corrected in the prospectus or the prospectus as amended or supplemented. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b) The Underwriter will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect of such losses, claims or damages) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, the prospectus, or any amendment or supplement to the registration statement or prospectus, or any preliminary prospectus or arise out of or are based upon the omission or alleged omission to state in such registration statement, prospectus or preliminary prospectus a material fact required to be stated in such documents or necessary to make the statements in such documents not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use in such documents; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.

     (c) Promptly after receipt by an indemnified party under this Section 8.01 of notice of the commencement of any action, such indemnified party will, if a claim in respect of such action is to be made against the indemnifying party under this Section 8.01, notify the indemnifying party of the commencement of such action; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8.01. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement of such action, the indemnifying party will be entitled to participate in such action and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8.01 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. An indemnifying party against whom indemnity may be sought shall not be liable to indemnify an indemnified party under this Section 8.01 if any settlement of any such action is effected without such indemnifying party's consent.

     (d) If the indemnification provided for in Section 8.01(a), 8.01(b) or 8.01(c) of this

     Underwriting Agreement is for any reason, other than as specified in such sections, unavailable and the Company or the Underwriter has been required to pay damages as a result of a determination by a court that the registration statement, any preliminary prospectus or the prospectus, or any amendment or supplement to such document contains an untrue statement of a material fact or omits to state a material fact required to be stated in such document or necessary to make the statements in such document not misleading, then the Company shall contribute to the damages paid by the Underwriter, and the Underwriter shall contribute to the damages paid by the Company, but in each case only to the extent that such damages arise out of or are based upon such untrue statement or omission:

          (i) In such proportion as is appropriate to reflect the relative benefits by the Company on the one hand and the Underwriter on the other from the offering of the shares; or

          (ii) If the allocation provided by Section 8.01(d) of the Underwriting Agreement above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 8.01(d) of this Underwriting Agreement above but also the relative fault of the Company, on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such damages as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total commissions received by the Underwriter, in each case as set forth in the table on the cover page of the prospectus.

     (e) The relative fault of the Company on the one hand and the Underwriter on the other shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company on the hand or by the Underwriter on the other, and the parties relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriter agree that it would not be just and equitable if their respective obligations to contribute pursuant to this Section 8.01(e) were to be determined by pro rata allocation of the aggregate damages or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this Section 8.01(e). For purposes of this Section 8.01(e), the term "damages" shall include any legal or other expenses reasonably incurred by the Company or the Underwriter in connection with investigating or defending against any action or claim which is the subject of the contribution provisions of this Section 8.01(e). Notwithstanding the provisions of this Section 8.01(e), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the shares distributed to the public were offered to the public exceeds the amount of any damages which you have otherwise been required to pay by reason of such untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section ll(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                                    ARTICLE 9
                            MISCELLANEOUS PROVISIONS

     9.01. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of Company and its officers set out in or made pursuant to this Underwriting Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, the Company or any of its officers, directors or controlling persons, and will survive payment to the Company for the shares. If this Underwriting Agreement is terminated pursuant to Section 9 of this Underwriting Agreement or if for any reason the sale of the shares is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Sections 7 and 8 of this Underwriting Agreement and to the Underwriter pursuant to
Section 8 shall remain in effect.

     9.02. Notices. All communications to be made pursuant to this Underwriting Agreement will be in writing and, if sent to the Underwriter, will be mailed, delivered, or telegraphed and confirmed to the Underwriter at 101 South Main Street, Sullivan, IN 47882; if sent to the Company, will be mailed, delivered, or telegraphed and confirmed to it at 101 South Main Street, Sullivan, Indiana 47882, Attention: Vaughn A. Reeves, Jr., President.

     9.03. Successors. This Underwriting Agreement will inure to the benefit and be binding upon the parties to this Underwriting Agreement and their respective successors and the officers, directors and controlling persons referred to in
Section 8.01 of this Underwriting Agreement and no other person will have any right or obligation under this Underwriting Agreement.

     9.04. Governing Law. This Underwriting Agreement shall be governed by, and construed in accordance with, the laws of the State of Indiana, without regard to conflicts of law principles.

     9.05. Counterparts. This Underwriting Agreement may be executed in counterparts, all of which, taken together, shall constitute a single agreement.

Alanar Real Estate Investment Trust
  Series 1 Corporation


By:
   -----------------------------------------
         Vaughn A. Reeves, Jr.
         President

Date:
     ---------------------------------------


Alanar Incorporated


By:
   -----------------------------------------
         Vaughn A. Reeves, Sr.
         Chief Executive

                                  Attachment A
                                ESCROW AGREEMENT

TO:  Fifth Third Bank
     as Escrow Agent


     ---------------------------

     ---------------------------

     The following property is to be deposited in escrow with you as Escrow
Agent: All proceeds of the application to purchase (together with an executed copy of the subscription agreement of each applicant to purchase) the shares of Alanar Real Estate Investment Trust Series 1 Corporation, an Indiana corporation (the "Company") received by Alanar Incorporated (the "Underwriter"), as underwriter for the Company. The Company shall itself or through its agents deliver to all such applicants to purchase interim receipts for the amount of their funds deposited in the escrow such interim receipts to be substantially in the form attached as Exhibit "A" to this Escrow Agreement.

     As Escrow Agent, you are directed to hold, deal with and dispose of the aforesaid property and any other property at any time held by you under this Escrow Agreement in the following manner subject, however, to the terms and conditions set out as follows:

     If such irrevocable subscriptions of the aggregate value of $5,000,000 (500,000 Shares) have been received on or before the second anniversary of the commencement of the public offering of the shares, as evidenced by an affidavit (the "Affidavit") of the Company, all such applicants to purchase (including executed copies of subscription agreements) deposited in the escrow (excluding income earned on such funds while on deposit, which shall be returned to purchasers) shall be paid over and delivered to the Company upon the written request of:

     (1)  The Company; and

     (2)  The Underwriter for the Company.

     If the Affidavit has not been delivered to you on or before 5:00 P.M., Indianapolis Time, on the second anniversary of commencement of the public offering of the Shares, all funds deposited in the escrow shall be promptly remitted by you to the person on whose behalf such funds were deposited, as appears by the copies of the Subscription Agreements delivered to you, in the amounts shown thereon, and without deductions of any kind or character. In the event that the Company shall conclude that any applications to purchase deposited in the escrow are invalid or shall reject any applications to purchase so deposited, you shall, upon written instructions from the Company listing such invalid or rejected applications to purchase remit such applications to purchase in the manner provided in the preceding sentence. In addition, you shall, upon the written request, if any, of the Company and the Underwriter, remit all funds deposited in the escrow in the manner provided in the first sentence of this paragraph. In any event, if any funds remain in the escrow (excluding income earned on such funds while on deposit) after more than two years from commencement of the public offering of the Shares (unless the Company and the Underwriter, shall have first delivered to you written notice of the extension of such two year period by a specified number of days, then upon expiration of such extended period) you shall remit such funds in the manner provided in the first sentence of this paragraph. In the event any funds are returned to the applicants to purchase, the income earned on such funds pursuant to the third succeeding paragraph while such funds are on deposit shall be paid to the applicants to purchase.

     At the request of the Company, you agree to act as paying agent in paying to applicants to purchase interest earned on their applications to purchase while in the escrow. For the services as paying agent, if any, you shall be paid a reasonable fee by the Company.

     Prior to delivery to it as described above, the Company shall have neither title to nor interest in the funds in escrow, and such funds shall under no circumstances be subject to the liabilities or indebtedness of the Company.

     You shall invest all funds in the escrow in shorter securities of or guaranteed by the United States Government or bank certificates of deposit, according to the instructions of the Company. The Escrow Agent shall not be obliged to inquire as to the form, manner of execution or validity of any document deposited pursuant to the provisions of this Escrow Agreement, nor shall the Escrow Agent be obliged to inquire as to the identity, authority or rights of the persons executing the same. The Escrow Agent shall be liable under this escrow agreement only for its failure to exercise due care in the performance of its duties expressly set out in this Escrow Agreement. In case of conflicting demands upon it, the Escrow Agent may withhold performance of this escrow agreement until such time as said conflicting demands shall have been withdrawn or the rights of the respective parties shall have been settled by court adjudication, arbitration, joint order or otherwise.

     Any notice which the Escrow Agent is required or desires to give under this Escrow Agreement to any of the undersigned shall be in writing and may be given by mailing the same to the address of the undersigned (or to such other address as said undersigned may have theretofore substituted therefore by written notification to the: Escrow Agent), by registered or first class mail, postage prepaid. For all purposes of this Escrow Agreement any notice so mailed shall be as effectual as though served upon the person of the undersigned to whom it was mailed at the time it is deposited in the United States mail by the Escrow Agent whether or not such undersigned thereafter actually receives such notice. Notices to the Escrow Agent shall be in writing and shall not be deemed to be given until actually received by the Escrow Agent. Whenever, under the terms hereof, the time for giving a notice or performing an act falls upon a Saturday, Sunday or bank holiday, such time shall be extended to the Escrow Agent's next business day.

     The Escrow Agent's duties and responsibilities shall be limited to those expressly set forth in this Escrow Agreement, and the Escrow Agent shall not be subject to, nor obliged to recognize, any other agreement between, or direction or instruction of, any or all of the parties hereto even though reference thereto may be made herein; provided, that with the Escrow Agent's written consent, this escrow agreement may be amended at any time or times by an instrument in writing by all the then parties in interest.

     If any property subject to this Escrow Agreement is at any time attached, garnished or levied upon, under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property, or any part of such property, then in any of such events, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree, which it is advised by legal counsel of its own choosing is binding upon it, and if it complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties to this Escrow Agreement or to any other person, firm or corporation by reason of such compliance, even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated. This Escrow Agreement shall be construed, enforced, and administered in accordance with the laws of the State of Indiana.

     The Escrow Agent may resign by giving thirty days' written notice by registered or first class mail sent to the undersigned at their respective addresses set out in this Escrow Agreement; and after such time, subject to the provisions of the preceding paragraphs of this Escrow Agreement, shall deliver all remaining deposits in the escrow to a successor escrow agent acceptable to all parties to this Escrow Agreement which acceptance shall be evidenced by the joint written and signed order of the undersigned. If no such order is received by the Escrow Agent within thirty days after mailing such notice, it is unconditionally and irrevocably authorized and empowered to send any and all items deposited pursuant to this Escrow Agreement by registered mail to the respective depositors of such items.

     The Escrow Agent is not required separately to record on its books the name, address and amount of each application to purchase as received, but shall keep documents necessary to evidence the name and address of each: applicant to purchase and the aggregate amount of his application to purchase.

     Reasonable fees in the amount not to exceed $ __________ and expenses of the Escrow Agent, including judgments, attorneys' fees and other liabilities, which the Escrow Agent may incur or sustain by reason of the escrow, shall be paid by the Company.

Dated at Sullivan, Indiana, _____________, 2004

Parties to the Escrow

Alanar Incorporated

By _______________________

Accepted this ____________day of _________________, 2004.

By _______________________
         Authorized Officer

                                 INTERIM RECEIPT
            ALANAR REAL ESTATE INVESTMENT TRUST SERIES 1 CORPORATION

     This Interim Receipt evidences the receipt of $ __________ from the applicant named below in payment of a subscription for ____________ shares of Alanar Real Estate Investment Trust Series 1 Corporation, an Indiana corporation as described in the prospectus for the initial public offering for such shares. Such amount shall be promptly delivered the Escrow Agent, Fifth Third Bank. If subscriptions for 500,000 shares have not been within two years of the commencement of the initial public offering of the shares, these funds shall be returned to you by the Escrow Agent, with interest as set out in the Escrow Agreement.

     Dated: ____________ ,20_____


            ALANAR REAL ESTATE INVESTMENT TRUST SERIES 1 CORPORATION.


By:
   ----------------------------------------

-------------------------------------------

Name of Applicant to Purchase


-------------------------------------------

-------------------------------------------
Address of Applicant to Purchase